Execution
AMENDMENT AND WAIVER TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
The Amended and Restated Employment Agreement by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) and Richard R. Santoroski (the “Employee”) which took effect on April 5, 2022 (the “Agreement”) is hereby amended pursuant to this Amendment and Waiver to Amended and Restated Employment Agreement (the “Amendment and Waiver”). This Amendment and Waiver shall be effective as of January 26, 2024.
The parties, for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby agree as follows:
1.Section 2 is hereby amended and restated as follows:
“Duties. The Employee agrees to be employed by the Company in such capacities as the Company may from time to time direct, it being the intent of the parties that the Employee will serve in the capacity of Executive Vice President, Chief Risk Officer and Head, Portfolio Management, and as such, the Employee shall faithfully perform for the Company the duties of such office and shall have such responsibilities as are customary for an Executive Vice President, Chief Risk Officer and Head, Portfolio Management employed by a public company of similar size and nature. During the term of this Agreement, the Employee will devote substantially all of his time and attention during normal business hours to, and use his best efforts to advance, the business and welfare of the Company, its affiliates, subsidiaries and successors in interest. It is understood and agreed that the Employee and the Company may agree at any time for the Employee to work a reduced schedule relative to the Employee’s historic hours and duties. During the term of his employment with the Company, the Employee shall not engage in any other employment activities for any third party for any direct or indirect remuneration without the prior written consent of the Company.”
2.Section 3(a) is hereby amended and restated as follows:
“For all services provided by the Employee, the Company shall pay Employee a salary at the minimum rate of $420,000 per annum (such annual salary, the “Annual Salary”), in accordance with the customary payroll practices of the Company applicable to senior executives from time to time. Once increased, the Annual Salary shall not thereafter be decreased; provided, however, that should the Employee and the Company agree for the Employee to work a reduced schedule as provided in Section 2 above, then the parties agree that a salary equal to 80% of the Annual Salary shall be paid for the time period to which the reduced schedule applies.
3.By signing below, the Employee acknowledges and agrees that his reduced work schedule reflected in the amendment to Section 2 of the Agreement, above, and the reduction to his salary, reflected in the amendment to Section 3(a) of the Agreement, above, do not constitute “Good Reason,” as such term is defined in Section 7(e) of the Agreement, and the Employee hereby waives any claim that the amendments to the Agreement described in paragraphs 1 and 2 above constitute “Good Reason,” as such term is defined in Section 7(e) of the Agreement.
4.Except as expressly provided herein, the terms and conditions of the Agreement remain unmodified. All capitalized terms not defined herein shall have the meaning set forth in the Agreement. This Amendment and Waiver shall be governed by the same provisions as set forth in Section 15 of the Agreement. If any part of this Amendment and Waiver is held by a

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court of competent jurisdiction to be void or unenforceable, the remaining provisions shall continue with full force and effect.
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Execution
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) indicated below.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
___/s/ Jeffrey A. Lipson___________________
By: Jeffrey A. Lipson

Title: President & Chief Executive Officer

Date: January 26, 2024

RICHARD R. SANTOROSKI
____/s/ Richard R. Santoroski_________________
By: Richard R. Santoroski

Date: January 26, 2024

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